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                                                                   EXHIBIT 10.24


                               AMENDMENT AGREEMENT

         This Amendment Agreement, dated as of 23 August, 2000 (the "Amendment Agreement"), is entered into by and among Carrier1 International S.A., a Luxembourg SOCIETE ANONYME (the "Company"), Carrier One, LLC, a limited liability company formed under the laws of Delaware ("Carrier One") and the persons listed in Schedule A to this Amendment Agreement. Capitalized terms used in this Amendment Agreement without definition shall have the meanings ascribed thereto in the Securityholders' Agreement, dated as of March 1, 1999 among the Company, Carrier One and the securityholders party thereto from time to time, as amended from time to time (the "Securityholders' Agreement") or the Securities Purchase Agreement, dated as of March 1, 1999, among the Company, Carrier One, and the purchasers party thereto from time to time, as amended from time to time (the "Securities Purchase Agreement"), as appropriate.

                                 W I T N E S S E T H

         WHEREAS, the Company, Carrier One, and certain purchasers and security holders are parties to the Securities Purchase Agreement and Securityholders' Agreement;

         WHEREAS, the Company and Carrier One are also party to the Supplemental Agreement, dated as of August 13, 1999, as such may be amended from time to time (the "Supplemental Agreement");

         WHEREAS, certain parties to the Securities Purchase Agreement wish to amend said agreement to indemnify the Company and any of its affiliates against any Taxes which may become due on the disposal of any Purchased Securities and to enable the Company and any of its affiliates to instruct any broker or other intermediary to withhold an amount equal to such Taxes in order for the Company or any of its affiliates to discharge such Tax liabilities;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         All capitalised terms used in this Amendment Agreement and not otherwise defined herein shall bear the same meaning given to them in the Securities Purchase Agreement or the Securityholders' Agreement.

         SECTION 1.  AMENDMENT.

         In accordance with Article VIII of the Securities Purchase
Agreement, the Securities Purchase Agreement is hereby amended by incorporating the following new Article XII immediately following Article XI of the Securities Purchase Agreement:


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                                  "ARTICLE XII
                                      TAXES

(a) The Company and any Affiliate thereof from time to time employing a Purchaser shall have the right, in the event of such Purchaser disposing of any Purchased Securities beneficially owned by such Purchaser, to require such Purchaser to remit to, or at the direction of, the Company or any such Affiliate an amount sufficient to satisfy all Taxes and any other taxes or social security contributions (whether of the jurisdiction in which such Purchaser is resident or of any other jurisdiction but not including employer's social security contributions) which may become due in respect of such disposal or transfer, such payment to be made within 30 days after such disposal or transfer.

(b) Such Purchaser authorises the Company and any such Affiliate to instruct any broker or other agent or intermediary acting in connection with such disposal or transfer to discharge any liability under paragraph (a) above by itself remitting out of the disposal proceeds the amount specified in paragraph (a) above to the Company or any such Affiliate."

         SECTION 2.  GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

         2.1 GOVERNING LAW AND JURISDICTION. (1) This Amendment Agreement shall be governed by, and construed in accordance with, the laws of Luxembourg, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than Luxembourg, and shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         (2) The courts of England shall have jurisdiction to hear and decide any suit, action or proceedings (collectively, "Proceedings"), and to settle any disputes ("Disputes"), which may arise out of or in connection with this Amendment Agreement, and for this purpose each party irrevocably submits to the jurisdiction of the Courts of England.

         (3) Section 2.1(b) above does not prevent any party to this Amendment Agreement from taking proceedings relating to Proceedings or Disputes in any other courts with jurisdiction.

         (4) Each party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum.

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         2.2 WAIVER OF JURY TRIAL. The parties hereto each knowingly, voluntarily and intentionally waive any rights to a trial by jury in respect of a litigation (whether as claim, counterclaim, affirmative defense or otherwise) in connection with or in any way related to this Amendment Agreement.

         SECTION 3.  COUNTERPARTS.

         This Amendment Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.



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CARRIER ONE, LLC

By:    /s/ Glenn Creamer
       -----------------------------------
Name:  Glenn Creamer
Title: Director





Accepted and agreed to:


CARRIER1 INTERNATIONAL S.A.

By:    /s/ Glenn Creamer
       -----------------------------------
Name:  Glenn Creamer
Title: Director

By:    /s/ Stig Johansson
       -----------------------------------
Name:  Stig Johansson
Title: Director